Exhibit 10.5

AMENDMENT NO. 1 TO SUNCOAST BANCORP, INC.

OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

THIS AMENDMENT NO. 1 TO THE SUNCOAST BANCORP, INC. OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN (the “Amendment”) is made effective as of the 11th day of May, 2004.

W I T N E S S E T H   T H A T:

WHEREAS, the Board of Directors and the shareholders of SunCoast Bancorp, Inc. (the “Company”) have authorized, adopted and approved a Officers’ and Employees’ Stock Option Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, the board of directors and the shareholders of the Company have approved the Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

2. Amendment of Section 4.1. Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section 4.3 of the Plan, the number of shares of Stock which may be issued and sold under the Plan pursuant to Stock Option Agreements shall not exceed Fifty Six Thousand (56,000) shares.

3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized, effective as of the date first above written.

SUNCOAST BANCORP, INC.

By:	/s/ John T. Stafford
John T. Stafford
President and Chief Executive Officer